                                                                  Exhibit 4.2
                                                                  EXECUTION COPY

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                      CATERPILLAR FINANCIAL ASSET TRUST 1998-A



                        AMENDED AND RESTATED TRUST AGREEMENT


                                      between


                     CATERPILLAR FINANCIAL FUNDING CORPORATION,
                                     as Seller


                                        and


                           CHASE MANHATTAN BANK DELAWARE,
                                  as Owner Trustee


                              Dated as of July 1, 1998




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


                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.01.  Capitalized Terms. . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.02.  Other Definitional Provisions. . . . . . . . . . . . . . .4

ARTICLE II  ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     SECTION 2.01.  Name . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     SECTION 2.02.  Office . . . . . . . . . . . . . . . . . . . . . . . . . .5
     SECTION 2.03.  Purpose and Powers . . . . . . . . . . . . . . . . . . . .5
     SECTION 2.04.  Appointment of Owner Trustee . . . . . . . . . . . . . . .6
     SECTION 2.05.  Initial Capital Contribution of Trust Estate . . . . . . .6
     SECTION 2.06.  Declaration of Trust . . . . . . . . . . . . . . . . . . .6
     SECTION 2.07.  Liability of Certificateholders, the YSA Regular
                    Interest Holders and the Reserve Regular Interest Holders.7
     SECTION 2.08.  Title to Trust Property. . . . . . . . . . . . . . . . . .7
     SECTION 2.09.  Situs of Trust . . . . . . . . . . . . . . . . . . . . . .7
     SECTION 2.10.  Representations and Warranties of Seller . . . . . . . . .7
     SECTION 2.11.  Amended and Restated Trust Agreement . . . . . . . . . . .8

ARTICLE III  CERTIFICATES AND TRANSFER OF INTERESTS. . . . . . . . . . . . . .8
     SECTION 3.01.  Initial Ownership. . . . . . . . . . . . . . . . . . . . .8
     SECTION 3.02.  Form of Certificates . . . . . . . . . . . . . . . . . . .8
     SECTION 3.03.  Authentication of the Certificates . . . . . . . . . . . .9
     SECTION 3.04.  Registration of Transfer and Exchange of the
                    Certificates . . . . . . . . . . . . . . . . . . . . . . .9
     SECTION 3.05.  Mutilated, Destroyed, Lost or Stolen Certificates. . . . 10
     SECTION 3.06.  Persons Deemed Owner . . . . . . . . . . . . . . . . . . 10
     SECTION 3.08.  Maintenance of Office or Agency. . . . . . . . . . . . . 11
     SECTION 3.09.  Appointment of Paying Agents . . . . . . . . . . . . . . 11

ARTICLE IV  ACTIONS BY OWNER TRUSTEE . . . . . . . . . . . . . . . . . . . . 12
     SECTION 4.01.  Prior Notice to Owner with Respect to Certain Matters. . 12
     SECTION 4.02.  Action By the Controlling Certificateholders with
                    Respect to Certain Matters . . . . . . . . . . . . . . . 13
     SECTION 4.03.  Action By Owner with Respect to Bankruptcy . . . . . . . 13
     SECTION 4.04.  Restrictions on Controlling Certificateholders' Power. . 13

ARTICLE V  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES. . . . . . . . . . . . 14

                                  TABLE OF CONTENTS
                                     (continued)

                                                                            Page
                                                                            ----
     SECTION 5.01.  Establishment of Trust Account . . . . . . . . . . . . . 14
     SECTION 5.02.  Application of Trust Funds . . . . . . . . . . . . . . . 15
     SECTION 5.03.  Method of Payment. . . . . . . . . . . . . . . . . . . . 18
     SECTION 5.04.  No Segregation of Monies; No Interest. . . . . . . . . . 18
     SECTION 5.05.  Accounting and Report to the Subordinated Interest
                     Holders and the Holder of the Residual Certificate, the
                     Internal Revenue Service and Others . . . . . . . . . . 18

ARTICLE VI  AUTHORITY AND DUTIES OF OWNER TRUSTEE. . . . . . . . . . . . . . 18
     SECTION 6.01.  General Authority. . . . . . . . . . . . . . . . . . . . 18
     SECTION 6.02.  General Duties . . . . . . . . . . . . . . . . . . . . . 19
     SECTION 6.03.  Action Upon Instruction. . . . . . . . . . . . . . . . . 19
     SECTION 6.04.  No Duties Except as Specified in This Agreement or in
                    Instructions . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 6.05.  No Action Except under Specified Documents or
                    Instructions . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 6.06.  Restrictions . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE VII  CONCERNING THE OWNER TRUSTEE. . . . . . . . . . . . . . . . . . 21
     SECTION 7.01.  Acceptance of Trusts and Duties. . . . . . . . . . . . . 21
     SECTION 7.02.  Furnishing of Documents. . . . . . . . . . . . . . . . . 22
     SECTION 7.03.  Representations and Warranties . . . . . . . . . . . . . 22
     SECTION 7.04.  Reliance; Advice of Counsel. . . . . . . . . . . . . . . 22
     SECTION 7.05.  Not Acting in Individual Capacity. . . . . . . . . . . . 23
     SECTION 7.06.  Owner Trustee Not Liable for the Certificates, the
                    Reserve Regular Interest, the YSA Regular Interest,
                    the Notes or Receivables . . . . . . . . . . . . . . . . 23
     SECTION 7.07.  Owner Trustee May Own the Certificates and Notes . . . . 24

ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE. . . . . . . . . . . . . . . . . 24
     SECTION 8.01.  Owner Trustee's Fees and Expenses. . . . . . . . . . . . 24
     SECTION 8.02.  Indemnification. . . . . . . . . . . . . . . . . . . . . 24
     SECTION 8.03.  Payments to the Owner Trustee. . . . . . . . . . . . . . 24

ARTICLE IX  TERMINATION OF TRUST AGREEMENT . . . . . . . . . . . . . . . . . 25
     SECTION 9.01.  Termination of Trust Agreement . . . . . . . . . . . . . 25

ARTICLE X  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES. . . . . . 26

                                  TABLE OF CONTENTS
                                     (continued)

                                                                            Page
                                                                            ----
     SECTION 10.01.  Eligibility Requirements for Owner Trustee. . . . . . . 26
     SECTION 10.02.  Resignation or Removal of Owner Trustee . . . . . . . . 26
     SECTION 10.03.  Successor Owner Trustee . . . . . . . . . . . . . . . . 27
     SECTION 10.04.  Merger or Consolidation of Owner Trustee. . . . . . . . 27
     SECTION 10.05.  Appointment of Co-Trustee or Separate Trustee . . . . . 27

ARTICLE XI  FASIT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE XII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 12.01.  Supplements and Amendments. . . . . . . . . . . . . . . 30
     SECTION 12.02. No Legal Title to Owner Trust Estate in the Certificateholders, the Holder of the Reserve Regular
               Interest or the Holder of the YSA Regular Interest. . . . . . 31
     SECTION 12.03.  Limitations on Rights of Others . . . . . . . . . . . . 31
     SECTION 12.04.  Notices . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 12.05.  Severability. . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 12.06.  Separate Counterparts . . . . . . . . . . . . . . . . . 32
     SECTION 12.07.  Successors and Assigns. . . . . . . . . . . . . . . . . 32
     SECTION 12.08.  Covenant of the Seller. . . . . . . . . . . . . . . . . 32
     SECTION 12.09.  No Petition . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 12.10.  No Recourse . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 12.11.  Headings. . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 12.12.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 12.13.  Seller Payment Obligation . . . . . . . . . . . . . . . 34

EXHIBIT A  FORM OF FIXED-RATE CERTIFICATE. . . . . . . . . . . . . . . . . .A-1

EXHIBIT B  FORM OF INTEREST ONLY CERTIFICATE . . . . . . . . . . . . . . . .B-1

EXHIBIT C  FORM OF RESIDUAL CERTIFICATE. . . . . . . . . . . . . . . . . . .C-1

EXHIBIT D  CERTIFICATE OF TRUST OF CATERPILLAR FINANCIAL ASSET TRUST
           1998-A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .D-1

EXHIBIT E  FORM OF INVESTMENT LETTER . . . . . . . . . . . . . . . . . . . .E-1

EXHIBIT F  FORM OF TRANSFER CERTIFICATE. . . . . . . . . . . . . . . . . . .F-1

     AMENDED AND RESTATED TRUST AGREEMENT dated as of July 1, 1998, between CATERPILLAR FINANCIAL FUNDING CORPORATION, a Nevada corporation, as Seller, and CHASE MANHATTAN BANK DELAWARE, as Owner Trustee.

                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.01. CAPITALIZED TERMS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Administration Agreement" means the Administration Agreement dated as of July 1, 1998, among the Administrator, the Trust, the Seller and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

     "Administrator" means Caterpillar Financial Services Corporation, a Delaware corporation, or any successor Administrator under the Administration Agreement.

     "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

     "Basic Documents" shall mean the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Depository Agreement, the Custodial Agreement, the Notes, the Certificates and the other documents and certificates delivered in connection therewith.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE Section 3801 ET SEQ., as the same may be amended from time to time.

     "Certificate Balance" shall have the meaning assigned to such term in the Sale and Servicing Agreement.

     "Certificate Distribution Account" shall have the meaning assigned to such term in SECTION 5.01.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit D which has been filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to SECTION 3.04.

     "Certificateholders" or "Holders" when applicable to the Certificates shall mean the registered holders of the Interest Only Certificates, the Fixed-Rate Certificates and the Residual Certificate, and "Holders" when applicable to the Reserve Regular Interest or YSA Regular Interest shall mean the Reserve Regular Interest Holder or the YSA Regular Interest Holder, respectively.

     "Certificate Yield Supplement Account Requirement" means for any Distribution Date an amount equal to the excess of the Specified Certificate Yield Supplement Account Balance over the sum of the amounts on deposit in the Certificate Yield Supplement Account and the Yield Supplement Account.

      "Certificate Yield Supplement Deposit Amount" means, with respect to any Distribution Date, the amount by which the Yield Supplement Deposit Amount with respect to such Distribution Date exceeds the Yield Supplement Deposit Amount deposited to the Collection Account pursuant to Section 5.06(b) of the Sale and Servicing Agreement.

     "Certificates" shall mean the Fixed-Rate Certificates, the Interest Only Certificates and the Residual Certificate.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Component A-1" shall mean the portion of the Interest Only Certificates representing the part of the entitlement of such Certificate to interest at the Component A-1 Rate applied to the Component A-1 Notional Amount as further set forth herein and in the Sale and Servicing Agreement.

     "Component A-2" shall mean the portion of the Interest Only Certificates representing the part of the entitlement of such Certificate to interest at the Component A-2 Rate applied to the Component A-2 Notional Amount as further set forth herein and in the Sale and Servicing Agreement.

     "Component A-3" shall mean the portion of the Interest Only Certificates representing the part of the entitlement of such Certificate to interest at the Component A-3 Rate applied to the Component A-3 Notional Amount as further set forth herein and in the Sale and Servicing Agreement.

     "Component B" shall mean the portion of the Interest Only Certificates representing the part of the entitlement of such Certificate to interest at the Component B Rate applied to the Component B Notional Amount as further set forth herein and in the Sale and Servicing Agreement.

     "Controlling Certificateholders" shall mean the Holders of Fixed-Rate Certificates evidencing a majority of the Certificate Balance or if no Fixed-Rate Certificates are then outstanding, the Holders of a majority of the Notional Amount of the Interest Only Certificates.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1201 Market Street, Wilmington, Delaware 19801; or at such other address as the Owner Trustee may designate by notice to the Owner and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Seller).

     "Indenture Trustee" shall mean The First National Bank of Chicago, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

     "Depository Agreement" means the agreement among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, dated as of the Closing Date.

     "Expenses" shall have the meaning assigned to such term in SECTION 8.02.

     "Fixed-Rate Certificates" shall mean the Certificates substantially in the form of Exhibit A attached hereto evidencing a beneficial ownership interest in the Owner Trust Estate and entitled to distributions as set forth herein and in the Sale and Servicing Agreement.

     "Interest Only Certificates" shall mean shall mean the Certificates substantially in the form of Exhibit B attached hereto evidencing a beneficial ownership interest in the Owner Trust Estate and entitled to distributions as set forth herein and in the Sale and Servicing Agreement.

     "Investment Letter" shall mean the letter substantially in the form of Exhibit E attached hereto.

     "Notional Amount" shall mean, with respect to the Interest Only Certificates, the sum of the Component Notional Amounts of the Components thereof.

     "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

     "Owner Trustee" shall mean Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to SECTION 3.09 and shall initially be The Chase Manhattan Bank.

     "Residual Certificate" shall mean the Certificate substantially in the form of Exhibit C attached hereto evidencing a beneficial ownership interest in the Owner Trust Estate and entitled to distributions as set forth herein and in the Sale and Servicing Agreement. The Residual Certificate shall not have a principal balance and shall not accrue interest.

     "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among the Trust, the Seller, as seller, and Caterpillar Financial Services Corporation, as servicer, dated as of July 1, 1998, as the same may be amended, modified or supplemented from time to time.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" shall mean Caterpillar Financial Funding Corporation in its capacity as Seller hereunder.

     "Specified Certificate Yield Supplement Account Balance" means for any Distribution Date, an amount equal to the sum of (i) the aggregate amount, as of the last day of the related Collection Period, by which interest on the Pool Balance for the remaining term of the Receivables (assuming no prepayments or delinquencies) at a rate equal to the sum of the Fixed-Rate Certificate Rate and the Serving Fee Rate exceeds interest at such rate on the Adjusted Pool Balance for such remaining term and (ii) the aggregate amount for each Class of Notes, as of the last day of the Collection Period, by which interest on such Class at a rate equal to the Class A-1 Note Interest Rate, Class A-2 Note Interest Rate, Class A-3 Note Interest Rate, or Class B Note Interest Rate, as applicable, for the remaining term of the Notes (assuming no prepayments or delinquencies) exceeds interest on each Class of Notes computed based on a rate equal to the weighted average (by Adjusted Contract Balance) Net APR of the Receivables for such remaining term; provided, however, that on and after the date on which the Seller eliminates the Yield Supplement Account in accordance with the provisions of Section 5.06(f) of the Sale and Servicing Agreement, the "Specified Certificate Yield Supplement Account Balance" shall be zero.

     "Transfer Certificate" shall mean the certificate substantially in the form of Exhibit F attached hereto.

     "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean the trust established by this Agreement.

     SECTION 1.02. OTHER DEFINITIONAL PROVISIONS. (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this

     Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (f) All calculations of the amount of interest accrued on the Fixed-Rate Certificates, the Reserve Regular Interest, the YSA Regular Interest and the Components shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                                  ORGANIZATION

     SECTION 2.01. NAME. The Trust created hereby shall be known as "Caterpillar Financial Asset Trust 1998-A," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.02. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Seller.

     SECTION 2.03. PURPOSE AND POWERS. (a) The purpose of the Trust is to engage in the following activities:

          (i) to issue the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes and the Class B Notes pursuant to the Indenture and the Certificates, the Reserve Regular Interest and the YSA Regular Interest pursuant to this Agreement, and to sell $164,000,000 aggregate principal amount of the Class A-1 Notes, $218,000,000 aggregate principal amount of Class A-2 Notes, $183,114,000 aggregate principal amount of the Class A-3 Notes and $24,176,000 aggregate principal amount of Class B Notes pursuant to underwriting agreements upon the written order of the Seller and to issue the Fixed-Rate Certificates with an initial Certificate Balance of $16,388,534, the Reserve Regular Interest with an initial principal balance of $7,570,982, the YSA Regular Interest with an initial principal balance of $2,339,486, and the Interest Only Certificates with an initial aggregate Notional Amount of $589,290,000 and the Residual Certificate without any principal balance, in each case to or upon the written order of the Seller;

          (ii) to pay the Seller the amounts owed pursuant to Section 2.01 of the Sale and Servicing Agreement by delivering to or upon the order of the Seller the Notes, the Certificates, the Reserve Regular Interest and the YSA Regular Interest to the Seller;

          (iii) with the proceeds from capital contributions from the Seller to pay the organizational, start-up and transactional expenses of the Trust, and with the proceeds from the sale of the Notes, the Certificates, the YSA Regular Interest and the Reserve Regular Interest, to fund the Reserve Account and the Yield Supplement Account;

          (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders, the Reserve Regular Interest Holder and the YSA Interest Holder pursuant to the terms of the Sale and Servicing Agreement and this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders, the Reserve Regular Interest Holder and the YSA Interest Holder and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

     SECTION 2.04. APPOINTMENT OF OWNER TRUSTEE. The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.05. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Seller hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION 2.06. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, the YSA Regular Interest Holders and the Reserve Regular Interest Holders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, for income and franchise tax purposes, the Trust shall be treated as a "financial asset securitization investment trust" or "FASIT" described in
Section 860L of the Code. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a FASIT for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

     SECTION 2.07. LIABILITY OF CERTIFICATEHOLDERS, THE YSA REGULAR INTEREST HOLDERS AND THE RESERVE REGULAR INTEREST HOLDERS. The Certificateholders, the YSA Regular Interest Holders and the Reserve Regular Interest Holders shall not have any personal liability for any liability or obligation of the Trust.

     SECTION 2.08. TITLE TO TRUST PROPERTY. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 2.09. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller hereby represents and warrants to the Owner Trustee that:

          (a) The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (b) The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or to obtain such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Seller, the Servicer or the Owner Trustee.

          (c) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Seller shall have duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (e) There are no proceedings or investigations pending, or, to the best of Seller's knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties which
     (i) assert the invalidity of this Agreement or any of the Basic Documents,
     (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (iii) seek any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents.

     SECTION 2.11. AMENDED AND RESTATED TRUST AGREEMENT. This Agreement amends and restates in its entirety the Trust Agreement dated as of July 1, 1998 between the Seller and Owner Trustee.

                                   ARTICLE III

                     CERTIFICATES AND TRANSFER OF INTERESTS

     SECTION 3.01. INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Seller pursuant to SECTION 2.05 and until the issuance of the Certificates, the Seller shall be the sole beneficiary of the Trust.

     SECTION 3.02. FORM OF CERTIFICATES. The Fixed-Rate Certificates shall be issued in minimum denominations of $100,000 with an original aggregate Certificate Balance of $16,388,534, the Interest Only Certificates shall be issued in minimum denominations of $1,000,000 with an original aggregate Notional Amount equal to $589,290,000 and the Residual Certificate shall be issued in a percentage interest of not less than 100 percent without any principal balance. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee. The Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when duly authenticated pursuant to SECTION 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificates or did not hold such offices at the date of authentication and delivery of the Certificates.

     A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon compliance with the transfer requirements set forth in Sections
3.04 and 3.07.

     The Reserve Regular Interest and YSA Regular Interest shall be uncertificated interests in the Trust as described herein, and shall be transferable by the Reserve Regular Interest Holder or YSA Regular Interest Holder by recordation of any such transfer in the Certificate Register in the manner applicable with respect to a Certificate as described in Section 3.04 and
3.06 and, in any event, subject to compliance with Section 3.07.

     SECTION 3.03. AUTHENTICATION OF THE CERTIFICATES. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates in initial amounts specified in Section 3.02 to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its Chairman of the Board, its President, any Vice President, its Treasurer, its Secretary or any Assistant Treasurer, without further corporate action by the Seller. The Certificates shall not entitle their Holders to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Certificates a certificate of authentication substantially in the form set forth in Exhibit A, Exhibit B or Exhibit C, as applicable, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Certificates shall have been duly authenticated and delivered hereunder. The Certificates shall be dated the date of their authentication.

     SECTION 3.04.  REGISTRATION OF TRANSFER AND EXCHANGE OF THE CERTIFICATES.

     The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to SECTION 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Certificates, the Reserve Regular Interest, the YSA Regular Interest and of transfers and exchanges thereof. As part of the Certificate Register, the Certificate Registrar shall keep records of each Certificateholder's share of (i) the Certificate Balance (in the case of the Fixed-Rate Certificates) and (ii) the Notional Amount (in the case of the Interest Only Certificates), which records shall be controlling absent manifest error. The Residual Certificate may not be subdivided into a percentage interest of less than 100% in the Certificate Register and the Owner Trustee shall record no transfer of the Residual Certificate otherwise permitted hereunder (including with regard to subsection 3.04(c)) in less than such percentage interest. The Chase Manhattan Bank shall be the initial Certificate Registrar.

          (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause the authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of a like tenor and denomination dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of a like tenor and denomination upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.08.

          (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by an Investment Letter duly executed by the transferee. In addition, the Residual Certificate shall be transferable in whole and not in part, and as a condition to the registration of any such transfer, the presentation or surrender of such Certificate for registration or exchange shall be accompanied by a Transfer Certificate substantially in the form attached hereto as Exhibit F executed by the transferee or such other form as may be satisfactory to the FASIT Administrator. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

          (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (e) Transfer of the Reserve Regular Interest and the YSA Regular Interest shall only be made in accordance with Section 3.10.

     SECTION 3.05. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any Certificate is mutilated and shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that the Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.06. PERSONS DEEMED OWNER. The Owner Trustee or the Certificate Registrar may treat the Person in whose name a Certificate or the Reserve Regular Interest or YSA Regular Interest is registered in the Certificate Register as the owner of such Certificate or the Reserve Regular Interest or YSA Regular Interest for the purpose of receiving distributions pursuant to
SECTION 5.02 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 3.07. TRANSFER RESTRICTIONS. No Certificate, Reserve Regular Interest or YSA Regular Interest may be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I or ERISA, (ii) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (iii) any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity. No Fixed-Rate Certificate, Reserve Regular Interest or YSA Regular Interest may be acquired or held by any Person (other than the Seller or any of its affiliates) if as a result of such acquisition or holding such Person would own more than 49% of the outstanding Certificate Balance of the Fixed-Rate Certificates, more than 49% of the outstanding Reserve Regular Interest Principal Balance or more than 49% of the YSA Regular Interest Principal Balance. In addition, no Certificate or the Reserve Regular Interest or YSA Regular
Interest may be transferred to anyone other than an investor that qualifies as an "qualified institutional buyer" or "accredited investor" (as such terms are defined in the Investment Letter).

     SECTION 3.08. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in the Borough of Manhattan, in the City of New York, an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Certificates, the Reserve Regular Interest, the YSA Regular Interest and the Basic Documents may be served. The Owner Trustee initially designates The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Seller of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.09. APPOINTMENT OF PAYING AGENTS. The Paying Agent shall make distributions to the Subordinated Interest Holders and the Holder of the Residual Certificate from the Certificate Distribution Account pursuant to
SECTION 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be The Chase Manhattan Bank, and any co-paying agent chosen by The Chase Manhattan Bank, and acceptable to the Owner Trustee. The Chase Manhattan Bank shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Subordinated Interest Holders and the Holder of the Residual Certificate in trust for the benefit of such Holders until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of SECTIONS 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10.  FORM OF RESERVE REGULAR INTEREST AND YSA REGULAR INTEREST.

     (a) The Reserve Regular Interest and YSA Regular Interest shall be uncertificated interests in the Trust issuable in a single interest representing all of the Reserve Regular Interest or YSA Regular Interest, as applicable.

     (b) The Reserve Regular Interest and the YSA Regular Interest shall be entitled to the benefits of this Agreement and shall be valid for all purposes, upon receipt by the Owner Trustee of a written instruction of the Seller to register such interests in the names and in the principal amounts specified in such instruction and the entry of such information in the Certificate Register by the Certificate Registrar. The YSA Regular Interest and the Reserve Regular Interest shall be deemed dated the date of the making of an entry relating to the registration thereof in the Certificate Register.

     (c) The Reserve Regular Interest and the YSA Regular Interest shall be transferable only through appropriate entries made in the Certificate Register, subject to compliance with Section 3.07. The transfer of the Reserve Regular Interest or the YSA Regular Interest will be transferable at the office maintained pursuant to Section 3.08 by presenting a transfer request in a form and containing such information as is acceptable to the Owner Trustee together with an Investment Letter duly executed by the transferee.

     (d) The Certificate Registrar shall record the deemed date of issuance, amount and transferee with respect to each transfer of a the Reserve Regular Interest and the YSA Regular Interest in the Certificate Register in such manner as is customary for the Certificate Registrar. A certificate of an officer of the Certificate Registrar, setting forth in reasonable detail the information so recorded, shall constitute, with respect to each of the Reserve Regular Interest and the YSA Regular Interest, PRIMA FACIE evidence of the accuracy of the information so recorded. The Certificate Registrar may require a Person attempting to transfer such interest to produce such evidence of effective transfer as the Certificate Registrar deems appropriate and evidence satisfactory to the Certificate Registrar that the restrictions on transfer set forth in this Agreement have been complied with, failing delivery of which the Certificate Registrar may refuse to register any transfer and no transfer shall be deemed to have occurred.

     (e) No service charge shall be made for any registration of transfer or exchange of the Reserve Regular Interest or the YSA Regular Interest, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of such interests.


                                   ARTICLE IV

                           ACTIONS BY OWNER TRUSTEE

     SECTION 4.01. PRIOR NOTICE TO OWNER WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Controlling Certificateholders in writing of the proposed action and the Controlling Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Holders have withheld consent or provided alternative direction:

               (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable);

               (b) the election by the Trust to file an amendment to the Certificate of Trust;

               (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

               (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders, the Holders of the Reserve Regular Interest or the YSA Regular Interest;

               (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest; or

               (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Trustee or the appointment pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

     SECTION 4.02. ACTION BY THE CONTROLLING CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the direction of the Controlling Certificateholders, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement,
(c) remove the Servicer under the Sale and Servicing Agreement pursuant to
Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Controlling Certificateholders.

     SECTION 4.03.  ACTION BY OWNER WITH RESPECT TO BANKRUPTCY. Subject to
Section 12.09 hereof, the Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Controlling Certificateholders and the delivery to the Owner Trustee by the Controlling Certificateholders of a certificate certifying that the Controlling Certificateholders reasonably believes that the Trust is insolvent.

     SECTION 4.04. RESTRICTIONS ON CONTROLLING CERTIFICATEHOLDERS' POWER. The Controlling Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to SECTION 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     SECTION 5.01. ESTABLISHMENT OF TRUST ACCOUNT. The Owner Trustee, for the benefit of the Subordinated Interest Holders and the Holder of the Residual Certificate, shall establish and maintain in the name of the Trust an Eligible Securities Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Subordinated Interest Holders. The Owner Trustee, for the benefit of the Subordinated Interest Holders and the Holder of the Residual Certificate, shall, upon the written request of the Servicer, establish and maintain in the name of the Trust an Eligible Securities Account (the "Certificate Yield Supplement Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Subordinated Interest Holders.

          The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and the Certificate Yield Supplement Account and in all proceeds thereof. Except as otherwise provided herein, the Certificate Distribution Account and the Certificate Yield Supplement Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Subordinated Interest Holders. If, at any time, the Certificate Distribution Account or the Certificate Yield Supplement Account ceases to be an Eligible Securities Account, the Owner Trustee (or the Seller on behalf of the Owner Trustee, if the Certificate Distribution Account or the Certificate Yield Supplement Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days following notification of such occurrence (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account or Certificate Yield Supplement Account, as the case may be, as an Eligible Securities Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account or Certificate Yield Supplement Account, as the case may be.

          Funds on deposit in the Certificate Yield Supplement Account shall be invested by the Owner Trustee, at the written direction of the Servicer, in Eligible Investments selected by the Servicer; PROVIDED, HOWEVER, it is understood and agreed that the Owner Trustee shall not be liable for any loss arising from such investment in Eligible Investments (other than losses from nonpayment of investments in obligations of The Chase Manhattan Bank). All such Eligible Investments shall be held by the Owner Trustee for the benefit of the Subordinated Interest Holders. Funds on deposit in the Certificate Yield Supplement Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the immediately following Distribution Date; PROVIDED, HOWEVER, that funds on deposit in the Certificate Yield Supplement Account may be invested in Eligible Investments of The Chase Manhattan Bank which may mature so that such funds will be available on the Distribution Date. Funds deposited in the Certificate Yield Supplement Account on a Transfer Date which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight, but if so invested, such investments must meet the conditions of the immediately preceding sentence.

     SECTION 5.02. APPLICATION OF TRUST FUNDS. (a) On each Distribution Date, the Owner Trustee will, in accordance with the directions received from the Servicer pursuant to Section 4.09 of the Sale and Servicing Agreement, distribute to the Holders of the Fixed-Rate Certificates, the Interest Only Certificates, the YSA Regular Interest, the Reserve Regular Interest and the Residual Certificate the amounts deposited in the Certificate Distribution Account pursuant to Sections 5.04, 5.05 and 5.06 of the Sale and Servicing Agreement and required to be distributed to such Holders on or before such Distribution Date in the following priority:

               (i) to the Holders of the Fixed-Rate Certificates, pro rata, from amounts deposited to the Certificate Distribution Account, the portion of the Subordinated Holders' Interest Distributable Amount allocable to the Fixed-Rate Certificates;

               (ii) to the Holders of the Fixed-Rate Certificates, pro rata, from amounts deposited to the Certificate Distribution Account pursuant to Section 5.04(c)(v) of the Sale and Servicing Agreement or, if no Class of Notes is Outstanding prior to giving effect to distributions on such Distribution Date, to the extent of the Regular Principal Distribution Amount as a payment of principal with respect to the Fixed Rate Certificates, until the Certificate Balance thereof has been reduced to zero;

               (iii) to the YSA Regular Interest Holder, from amounts deposited to the Certificate Distribution Account, the portion of the Subordinated Holders' Interest Distributable Amount allocable to the YSA Regular Interest;

               (iv) from amounts deposited to the Certificate Distribution Account pursuant to Section 5.06(d)(ii) of the Sale and Servicing Agreement, first to (x) the Certificate Yield Supplement Account to the extent of the Certificate Yield Supplement Account Requirement and thereafter to (y) the YSA Regular Interest Holder as a payment of principal with respect to the YSA Regular Interest until the YSA Regular Interest Principal Balance has been reduced to zero;

               (v) to the Reserve Regular Interest Holder, from amounts deposited to the Certificate Distribution Account, the portion of the Subordinated Holders' Interest Distributable Amount allocable to the Reserve Regular Interest;

               (vi) to the Reserve Regular Interest Holder, from amounts deposited to the Certificate Distribution Account pursuant to Section 5.05(c) of the Sale and Servicing Agreement, until the Reserve Regular Interest Principal Balance has been reduced to zero;

               (vii) to the Holders of the Interest Only Certificates, pro rata, from amounts deposited to the Certificate Distribution Account pursuant to Section 5.04(b)(x) of the Sale and Servicing Agreement, the portion of the Certificateholders' Interest Distributable Amount allocable to the Interest Only Certificates;

               (viii) on each Distribution Date other than the Distribution Date on which the Subordinated Interests have been paid all outstanding principal and interest with respect thereto, to the Collection Account for application on the immediately subsequent Distribution Date; and

               (ix) to the Holder of the Residual Certificate, from amounts deposited to the Certificate Distribution Account, any remaining amounts on deposit in the Certificate Distribution Account.

               (b) On each Distribution Date, the Owner Trustee shall send to the Subordinated Interest Holders requesting it the statement provided to the Owner Trustee by the Servicer pursuant to
          Section 5.07(a) of the Sale and Servicing Agreement on such Distribution Date.

               (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to the Subordinated Interest Holders or the Holder of the Residual Certificate, such tax shall reduce the amount otherwise distributable to such Holders in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Subordinated Interest Holders or the Holder of the Residual Certificate sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Subordinated Interest Holder or the Holder of the Residual Certificate shall be treated as cash distributed to such Holder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Owner Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that any Subordinated Interest Holder or the Holder of the Residual Certificate wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Subordinated Interest Holder or the Holder of the Residual Certificate in making such claim so long as such Subordinated Interest Holder or the Holder of the Residual Certificate, as applicable, agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

               (d) On each Distribution Date after the establishment of the Certificate Yield Supplement Account pursuant to Section 5.01, the Owner Trustee shall, based upon instructions contained in the Servicer's Certificate, deposit to the Certificate Yield Supplement Account the amounts specified in Section 5.02(a)(iv)(x). On each Transfer Date, the Owner Trustee shall, based upon instructions contained in the Servicer's Certificate, transfer any Certificate Yield Supplement Deposit Amount from the Certificate Yield Supplement Account to the Certificate Distribution Account and shall deposit any investment earnings with respect to the Eligible Investments in the Certificate Yield Supplement Account to the Certificate Distribution Account for application on the related Distribution Date as part of the Total Distribution Amount to be applied in accordance with Section 5.02(a). On each Determination Date, the Servicer shall calculate the Specified Certificate Yield Supplement Account Balance for the related Distribution Date and shall notify the Owner Trustee of such amount pursuant to the Servicer's Certificate. The Owner Trustee shall, based upon instructions contained in the

          Servicer's Certificate, withdraw on the related Distribution Date from the Certificate Yield Supplement Account the excess, if any, of the amount by which the sum of (i) the amount then on deposit in the Certificate Yield Supplement Account (after giving effect to the withdrawals therefrom on the related Transfer Date previously described in this subsection (d)) and (ii) the amount then on deposit in the Yield Supplement Account (after giving effect to the withdrawals therefrom on such Distribution Date pursuant to Section
          5.06 of the Sale and Servicing Agreement) exceeds the Specified Certificate Yield Supplement Account Balance and apply such excess as an additional payment of principal to the YSA Regular Interest Holder pursuant to Section 5.02(a)(iv)(y).

               (e) In the event of a Sale and Liquidation of the Trust Estate (including the Trust Accounts) pursuant to Section 5.04 of the Indenture, the amounts distributed to the Certificate Distribution pursuant to Section 5.04 of the Indenture Account and on deposit in the Certificate Yield Supplement Account shall be applied in the following order in lieu of that set forth in Section 5.02(a):

               (i) to the Holders of the Fixed-Rate Certificates for amounts due and unpaid on the Fixed Rate Certificates for interest on the Certificate Balance at the Certificate Rate;

               (ii) to the Holders of the Fixed-Rate Certificates for amounts due and unpaid on the Fixed Rate Certificates for principal in respect of the Certificate Balance;

               (iii) to the YSA Regular Interest Holder for amounts due and unpaid on the YSA Regular Interest for interest on the YSA Regular Interest Principal Balance at the YSA Regular Interest Rate;

               (iv) to the YSA Regular Interest Holder for amounts due and unpaid on the YSA Regular Interest for principal in respect of the YSA Regular Interest Principal Balance;

               (v) to the Reserve Regular Interest Holder for amounts due and unpaid on the Reserve Regular Interest for interest on the Reserve Regular Interest Principal Balance at the Reserve Regular Interest Rate;

               (vi) to the Reserve Regular Interest Holder for amounts due and unpaid on the Reserve Regular Interest for principal in respect of the Reserve Regular Interest Principal Balance;

               (vii) to the Holders of the Interest Only Certificates for amounts due and unpaid on the each of the Components at the applicable Component Rate ratably and without preference among such Components; and

               (viii) on each Distribution Date other than the Distribution Date on which the Subordinated Interests have been paid all outstanding principal and interest with respect thereto, to the Certificate Distribution Account for application on the immediately subsequent Distribution Date;

               (ix) to the Holder of the Residual Certificate, any remaining amounts on deposit in the Certificate Distribution Account.

     SECTION 5.03. METHOD OF PAYMENT. Subject to SECTION 9.01(C), distributions required to be made to the Subordinated Interest Holders and the Holder of the Residual Certificate on any Distribution Date shall be made to the Subordinated Interest Holders and the Holder of the Residual Certificate either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if the Subordinated Interest Holders and the Holder of the Residual Certificate shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such Subordinated Interest Holder or Holder of the Residual Certificate, as applicable, at the address of such Holder appearing in the Certificate Register.

     SECTION 5.04.  NO SEGREGATION OF MONIES; NO INTEREST.  Subject to
SECTION 5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION 5.05. ACCOUNTING AND REPORT TO THE SUBORDINATED INTEREST HOLDERS AND THE HOLDER OF THE RESIDUAL CERTIFICATE, THE INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year basis ending December 31, (or such other period as may be required by applicable law), with the first year being a short year ending December 31, 1998, and on the accrual method of accounting or as otherwise may be required by the FASIT Provisions, (b) deliver to the Subordinated Interest Holders, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Subordinated Interest Holders to prepare their federal and state income tax returns, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as disregarded as an entity for federal income tax purposes and (c) collect or cause to be collected any withholding tax as described in and in accordance with SECTION 5.02(C) with respect to distributions from the Trust.

                                   ARTICLE VI

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

     SECTION 6.01. GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Seller shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents.

     SECTION 6.02. GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents and to administer the Trust in the interest of the Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     SECTION 6.03. ACTION UPON INSTRUCTION. (a) Subject to ARTICLE IV, the Controlling Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Controlling Certificateholders pursuant to
ARTICLE IV.

               (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

               (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Controlling Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Controlling Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interest of the Controlling Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest, and shall have no liability to any Person for such action or inaction.

               (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Controlling

          Certificateholders, the Holders of the Reserve Regular Interest and the YSA Regular Interest requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Controlling Certificateholders, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Controlling Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest and shall have no liability to any Person for such action or inaction.

     SECTION 6.04. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to SECTION 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION 6.05. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to SECTION 6.03.

     SECTION 6.06.  RESTRICTIONS.  The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in
SECTION 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust being treated as a association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Owner Trustee and the Seller agree that no election to treat the Trust as an association (or publicly traded partnership) taxable as a corporation for United States Federal income tax purposes or any relevant state tax purposes shall be made by or on behalf of the Trust. The Certificateholders, the Holders of the Reserve Regular Interest and the Holders of the YSA Regular Interest shall not direct the Owner Trustee or the Seller to take action that would violate the provisions of this Section.

                                   ARTICLE VII


                          CONCERNING THE OWNER TRUSTEE

     SECTION 7.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in SECTION 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

               (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

               (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Controlling
          Certificateholders, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest;

               (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

               (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

               (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder, the Certificateholders, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest, other than as expressly provided for herein and in the Basic Documents;

               (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

               (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Controlling Certificateholders, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest unless such Holders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION 7.02.  FURNISHING OF DOCUMENTS.  The Owner Trustee shall furnish
(a) to any Certificateholder, any Holder of the Reserve Regular Interest or any Holder of the YSA Regular Interest promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to the Indenture Trustee promptly upon written request therefor, copies of the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

     SECTION 7.03. REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Seller, for the benefit of the Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest that:

               (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

               (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

               (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 7.04. RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

               (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons.

     SECTION 7.05. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article VII, in accepting the trusts hereby created Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.06. OWNER TRUSTEE NOT LIABLE FOR THE CERTIFICATES, THE RESERVE REGULAR INTEREST, THE YSA REGULAR INTEREST, THE NOTES OR RECEIVABLES. The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates and its representations and warranties in SECTION 7.03) shall be taken as the statements of the Seller and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates), the Notes, the Reserve Regular Interest or the YSA Regular Interest or of any other Basic Document or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.07. OWNER TRUSTEE MAY OWN THE CERTIFICATES AND NOTES. The Owner Trustee in its individual or any other capacity may become a Holder or pledgee of the Certificates, the Reserve Regular Interest, the YSA Regular Interest or the Notes and may deal with the Seller, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                        COMPENSATION OF OWNER TRUSTEE

     SECTION 8.01. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Seller for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee's right to enforce such obligation shall be subject to the provisions of SECTION 11.09.

     SECTION 8.02. INDEMNIFICATION. The Seller shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Seller shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of
SECTION 7.01; provided, however, that the Owner Trustee's right to enforce such obligation shall be subject to the provisions of SECTION 12.09. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

     SECTION 8.03. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

     SECTION 9.01. TERMINATION OF TRUST AGREEMENT. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect, upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. Any money or other property held as part of the Owner Trust Estate following such distribution shall be distributed to the Holder of the Residual Certificate. The bankruptcy, liquidation, dissolution, death or incapacity of a Certificateholder, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle such Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

               (b) Except as provided in SECTION 9.01(A), none of the Seller, the Certificateholders, the Reserve Regular Interest Holder or the YSA Regular Interest Holder shall be entitled to revoke or terminate the Trust.

               (c) Notice of any termination of the Trust shall be given to the Certificateholders, the Reserve Regular Interest Holder and the YSA Regular Interest Holder, specifying, in the case of the Certificates, the Distribution Date upon which the Certificateholders shall surrender the Certificates to the Paying Agent for payment of the final distribution and cancellation. Such notice shall be given by the Owner Trustee by letter to the Certificateholders, the Reserve Regular Interest Holder and the YSA Regular Interest Holder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to
          Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates, the Reserve Regular Interest and the YSA Regular Interest shall be made upon presentation and surrender, in the case of the Certificateholders, of the Certificates at the office of the Paying Agent therein designated and (ii) the amount of any such final payment. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the same time. In the case of the Certificates, upon presentation and surrender thereof, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to SECTION 5.02.

          In the event that any Certificateholder shall not surrender a Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to such Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact such Certificateholder concerning surrender of the Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Holder of the Residual Certificate.

               (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                   ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     SECTION 10.01. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a rating of at least Baa3 by Moody's and at least BBB- by Standard & Poor's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in
SECTION 10.02.

     SECTION 10.02. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller and the Administrator; PROVIDED, HOWEVER, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of SECTION 10.01 and shall fail to resign after written request therefor by the Seller, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may remove the Owner Trustee. If the Seller shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and Seller shall pay all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Seller shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION 10.03. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to SECTION 10.02 shall execute, acknowledge and deliver to the Seller and to its predecessor Owner Trustee, with a copy thereof delivered to the Administrator, an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Seller and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to SECTION 10.01.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Seller shall mail notice of the successor of such Owner Trustee to the Certificateholders, the Holder of the Reserve Regular Interest, the Holder of the YSA Regular Interest, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Seller shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Seller.

     SECTION 10.04. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder; PROVIDED such corporation shall be eligible pursuant to SECTION 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding; PROVIDED, FURTHER, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 10.05. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Equipment may at the time be located, the Seller and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Seller and the Owner Trustee may consider necessary or desirable. If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to SECTION 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to SECTION 10.03.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

               (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Seller and the Administrator.

          Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE XI

                                FASIT PROVISIONS

     SECTION 11.01. (a) The Owner Trustee shall not permit the creation of any "interests" (within the meaning of Section 860L of the Code) in the FASIT other than the Notes, the Certificates, the Reserve Regular Interest and the YSA Regular Interest unless it first receives an Opinion of Counsel at the expense of the party seeking the creation of such interests to the effect that such creation will not cause an Adverse FASIT Event.

               (b) Subject to any Internal Revenue Service procedures or FASIT rovisions so requiring, the Owner Trustee shall sign (or, if permitted by the Code, cause the Administrator to sign) all of the Tax Returns delivered to it by the FASIT Administrator and return them to the FASIT Administrator for filing in a timely manner. The Owner Trustee shall promptly provide the FASIT Administrator with such information in the possession of the Owner Trustee as the FASIT Administrator may from time to time request for the purpose of enabling the FASIT Administrator to prepare Tax Returns.

               (c) The Owner Trustee shall assist the Servicer and the FASIT Administrator, to the extent reasonably requested by the Servicer and the FASIT Administrator to do so, to take such actions and cause the Trust to take such actions as they deem necessary or desirable to maintain the status of the Trust as a FASIT under the FASIT Provisions. The Owner Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Servicer or the FASIT Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse FASIT Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust or its assets, or causing the Trust to take any action, which is not expressly permitted under the terms of this Agreement, unless the Owner Trustee shall have received an Opinion of Counsel that such action will not result in an Adverse FASIT Event, the Owner Trustee will consult with the Servicer or the FASIT Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse FASIT Event to occur with respect to the Trust, and the Owner Trustee shall not take any such action or cause the Trust to take any such action as to which the Servicer or the FASIT Administrator, as applicable, has advised it in writing that an Adverse FASIT Event could occur.

               (d) Following the Startup Day, the Owner Trustee shall not accept any contributions of assets to the Trust unless (subject to Section 10.01(f) of the Sale and Servicing Agreement) the Servicer and the Owner Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust will not cause the Trust to fail to qualify as a FASIT at any time that any Notes, the Certificates, the Reserve Regular Interest or the YSA Regular Interest are outstanding or subject the Trust to any tax under the FASIT Provisions or other applicable provisions of federal, state and local law or ordinances.

               (e) The Owner Trustee shall not (subject to Section 10.01(f) of the Sale and Servicing Agreement) enter into any arrangement by which the Trust will receive a fee or other compensation for services or will originate any loan nor permit the Trust to receive any income from assets other than "permitted assets" as defined in Section 860L(c) of the Code.

               (f) The Owner Trustee shall not sell, dispose of or substitute for any of the Receivables (except in connection with (i) the default, imminent default or foreclosure of a Receivable, including but not limited to, the acquisition or sale of Financed Equipment acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust, (iii) the termination of the Trust pursuant to Article IX of this Agreement or (iv) a repurchase of Receivables pursuant to Article IX or Section 3.02 of the Sale and Servicing Agreement) nor acquire any assets for the Trust, nor sell or dispose of any investments in the Trust Accounts for gain nor accept any contributions to the Trust after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of the Trust as a FASIT.

                                    ARTICLE XII

                                   MISCELLANEOUS

     SECTION 12.01. SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Seller and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, the Certificateholders, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders, the Certificateholders the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest, or for the purpose of enabling the Trust to continue to qualify as a FASIT and the Notes, the Certificates (other than the Residual Certificate) and the Reserve Regular Interest and YSA Regular Interest to continue to qualify as "regular interests" or the Residual Certificate to continue to qualify as the "ownership interest" in the FASIT constituted by the Trust (including, without limitation, compliance with regulations that have not yet been issued); PROVIDED, HOWEVER, that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the federal tax characteristics of the Notes.

          This Agreement may also be amended from time to time by the Seller and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of the Holders of the Certificates or the Holders of the Reserve Regular Interest or the YSA Regular Interest but with the consent of the holders of Notes evidencing not less than a majority of the Outstanding Principal Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.

          At any time after the Notes have been retired in accordance with the provisions of the Indenture, this Agreement may also be amended from time to time by the Seller and the Owner Trustee, with the consent of the Controlling Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders or the Holders of the Reserve Regular Interest and the YSA Regular Interest; PROVIDED, HOWEVER, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Certificateholders or the Holders of the Reserve Regular Interest and the YSA Regular Interest without the consent of the Holders of the Fixed-Rate Certificates, the Interest Only Certificates and the Holders of the YSA Regular Interest and the Reserve Regular Interest.

          Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

          It shall not be necessary for the consent of the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

          Prior to the execution of any amendment to this Agreement or any other Basic Document, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Basic Documents and that such amendment will not cause an Adverse FASIT Event. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 12.02. NO LEGAL TITLE TO OWNER TRUST ESTATE IN THE CERTIFICATEHOLDERS, THE HOLDER OF THE RESERVE REGULAR INTEREST OR THE HOLDER OF THE YSA REGULAR INTEREST. The Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest shall not have legal title to any part of the Owner Trust Estate. The Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest shall be entitled to receive distributions with respect to its ownership interest therein only in accordance with ARTICLES V and IX. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest to their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 12.03. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Certificateholders, the Reserve

Regular Interest Holder, the YSA Regular Interest Holder, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 12.04. NOTICES. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Seller, addressed to Caterpillar Financial Funding Corporation, Greenview Plaza, 2950 East Flamingo Road, Suite C-3B, Las Vegas, Nevada 89121; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

               (b) Any notice required or permitted to be given to the Certificateholders, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholders, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest, as the case may be, receives such notice.

     SECTION 12.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 12.06. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 12.07. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Seller, the Owner Trustee and its successors and the Certificateholders and the Subordinated Interest Holders and their successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholders and the Subordinated Interest Holders shall bind the successors and assigns of the Certificateholders.

     SECTION 12.08. COVENANT OF THE SELLER. In the event that any litigation with claims in excess of $1,000,000 to which the Seller is a party which shall be reasonably likely to result in a material judgment against the Seller that the Seller will not be able to satisfy shall be commenced by the Certificateholders, the Holder of the Reserve Regular Interest or the Holder of the YSA Regular Interest, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Seller, such judgment has been satisfied) the Seller shall not pay any dividend to Caterpillar Financial Services Corporation, or make any distribution on or in respect of its capital stock to Caterpillar Financial Services Corporation, or repay the principal amount of any indebtedness of the Seller held by Caterpillar Financial Services Corporation, unless (i) after giving effect to such payment, distribution or repayment, the Seller's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. The Seller further agrees that prior to the termination of the Trust it shall not revoke, modify or otherwise amend any agreements with Caterpillar Financial Services Corporation in effect on the Closing Date in any manner that would adversely affect the rights of the Seller to receive from Caterpillar Financial Services Corporation contributions of capital or payments on demand pursuant to such agreements. The Seller further covenants and agrees that it will not enter into any transaction or take any action (other than any transaction or action contemplated by this Agreement or any of the Basic Documents) if, as a result of such transaction or action, any rating of either the Notes or the Certificates by any of the Rating Agencies would be downgraded or withdrawn.

     SECTION 12.09. NO PETITION. The Owner Trustee, the Certificateholders, by accepting their Certificates, the Reserve Regular Interest Holder and the YSA Regular Interest Holder, by accepting their interests in the Reserve Regular Interest and the YSA Regular Interest, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of the Trust, institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, this Agreement or any of the Basic Documents.

     SECTION 12.10. NO RECOURSE. The Certificateholders by accepting their Certificates and the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest acknowledge that the Certificates, the Reserve Regular Interest and the YSA Regular Interest represent beneficial interests in the Trust only and do not represent an interest in or obligation of the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

     SECTION 12.11. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 12.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 12.13. SELLER PAYMENT OBLIGATION. The Seller shall be responsible for payment of the Administrator's fees under the Administration Agreement (to the extent not paid pursuant to Section 5.04 of the Sale and Servicing Agreement) and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                CHASE MANHATTAN BANK DELAWARE,
                                not in its individual capacity but solely as Owner Trustee,



                                By:           /s/  John J. Cashin
                                    -----------------------------------------
                                    Name:
                                    Title:



                                CATERPILLAR FINANCIAL FUNDING
                                CORPORATION, as Seller,



                                By:           /s/  Edward J. Scott
                                   ------------------------------------------
                                   Name:     Edward J. Scott
                                   Title:    Treasurer

                                      EXHIBIT A


                          FORM OF FIXED-RATE CERTIFICATE


NUMBER                         Certificate Balance as of the Closing Date:
                                                   $[                    ]
                              Portion of the Certificate Balance evidenced by this Fixed-Rate Certificate:


                   SEE REVERSE FOR CERTAIN DEFINITIONS

THE SECURITIES REPRESENTED BY THIS FIXED-RATE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH THE TRUST AGREEMENT.

     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OR ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY. NO FIXED-RATE CERTIFICATE MAY BE ACQUIRED OR HELD BY ANY PERSON (OTHER THAN THE SELLER OR ANY OF ITS AFFILIATES) IF AS A RESULT OF SUCH ACQUISITION OR HOLDING SUCH PERSON WOULD OWN MORE THAN 49% OF THE OUTSTANDING CERTIFICATE BALANCE OF THE FIXED-RATE CERTIFICATES.

     THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "FINANCIAL ASSET SECURITIZATION INVESTMENT TRUST," AS THOSE TERMS ARE DEFINED IN SECTIONS 860L OF THE INTERNAL REVENUE CODE OF 1986.

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY __, 1998. ASSUMING THAT THE INSTALMENT SALES CONTRACTS AND LEASES PREPAY AT A CONSTANT RATE OF ___% PER ANNUM, THIS CERTIFICATE HAS

BEEN ISSUED WITH NO MORE THAN $        OF OID PER $100,000 OF INITIAL
CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS       % AND THE AMOUNT
OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $      PER
$100,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE INSTALMENT SALES CONTRACTS OR LEASES WILL PREPAY AT A RATE BASED ON THE CONSTANT PREPAYMENT RATE OR AT ANY OTHER RATE.]

                       CATERPILLAR FINANCIAL ASSET TRUST 1998-A

                      [  ]% FIXED-RATE ASSET BACKED CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and finance leases secured by new and used machinery and certain monies due or received thereunder and sold to the Trust (as defined below) by Caterpillar Financial Funding Corporation.

(This Certificate does not represent an interest in or obligation of Caterpillar Financial Funding Corporation, Caterpillar Financial Services Corporation, Caterpillar Inc. or any of their respective affiliates, except to the extent described below.)

     THIS CERTIFIES THAT ______________________________________ is the
registered Holder of the portion of the Certificate Balance specified above in a nonassessable, fully-paid, undivided interest designated as the Fixed-Rate Certificates in Caterpillar Financial Asset Trust 1998-A (the "Trust") formed by Caterpillar Financial Funding Corporation, a Nevada corporation (the "Seller").

     The Trust was created pursuant to an Amended and Restated Trust Agreement dated as of July 1, 1998 (the "Trust Agreement"), between the Seller and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of July 1, 1998 (the "Sale and Servicing Agreement"), among the Trust, the Seller and Caterpillar Financial Services Corporation, as servicer (the "Servicer"), as applicable.

     This Certificate is one of a class of duly authorized Certificates designated as Fixed-Rate Certificates (herein called the "Fixed-Rate Certificates"). Interest Only Certificates and a Residual Certificate have also been issued pursuant to the Trust Agreement (together with the Fixed-Rate Certificates, the "Certificates"). A Reserve Regular Interest and a YSA Regular Interest have also been issued pursuant to the Trust Agreement.
 Also issued under the Indenture dated as of July 1, 1998, between the Trust and The First National Bank of Chicago, as indenture trustee, are Notes designated as "Class A-1 5.6375% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 5.75% Asset Backed Notes" (the "Class A-2 Notes"), "Class A-3 5.85% Asset Backed Notes" (the "Class A-3 Notes") and "Class B 5.85% Asset Backed Notes" (the "Class B Notes"; together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). This Fixed-Rate Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Fixed-Rate Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of retail installment sale contracts and finance leases secured by new and used equipment (the "Receivables"), all monies received on or after July 1, 1998 from payments on the Receivables, security interests in the equipment financed thereby and certain other cross-collateralized equipment, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title, and interest of the Seller in and to the Purchase Agreement dated as of July 1, 1998 between Caterpillar Financial Services

Corporation and the Seller and all proceeds of the foregoing. The Holder of this Fixed-Rate Certificate acknowledges and agrees that its rights to receive distributions in respect of this Fixed-Rate Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

     Under the Trust Agreement, there will be distributed on the 25th day of each month or, if such day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on August 25, 1998 to the Person in whose name this Fixed-Rate Certificate is registered at the close of business on the last calendar day of the month preceding the month in which such Distribution Date occurs (the "Record Date") the portion indicated on the face hereof of the aggregate amount to be distributed to the Fixed-Rate Certificates on such Distribution Date.

     Notwithstanding any prior termination of the Trust Agreement, the Certificateholder, by its acceptance of this Fixed-Rate Certificate, covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Trust, institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Fixed-Rate Certificate, the Notes, the Trust Agreement or any of the Basic Documents.

     Distributions on this Fixed-Rate Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Fixed-Rate Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Fixed-Rate Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Fixed-Rate Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

     The Fixed-Rate Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, Caterpillar Inc., the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Fixed-Rate Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement and the Trust Agreement. The Fixed-Rate Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement and the Trust Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the

Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the holders of the Notes evidencing a majority of the outstanding Notes.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Fixed-Rate Certificate is registered as the Owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholders, the Holder of the YSA Regular Interest and the Holder of the Reserve Regular Interest of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates, the Reserve Regular Interest and the YSA Regular Interest; PROVIDED, HOWEVER, such right of purchase is exercisable only on any Distribution Date on which the Pool Balance is 10% or less of the Initial Pool Balance.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Fixed-Rate Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS FIXED-RATE CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Fixed-Rate Certificate to be duly executed.


                                          CATERPILLAR FINANCIAL ASSET TRUST
                                            1998-A,


                                          By: CHASE MANHATTAN BANK
                                              DELAWARE, as Owner Trustee



Dated:                                    By:
                                             --------------------------------
                                             Name:
                                             Title:



                         CERTIFICATE OF AUTHENTICATION

This is one of the Fixed-Rate Certificates referred to in the within-mentioned Trust Agreement.


CHASE MANHATTAN BANK,           or         CHASE MANHATTAN BANK
DELAWARE, as Owner Trustee                 DELAWARE, as Owner Trustee


                                           By   THE CHASE MANHATTAN
                                                BANK, as Authenticating Agent



By:                                        By:
   ---------------------------                --------------------------------
      Authorized Signatory                          Authorized Signatory

                                    EXHIBIT B

                      FORM OF INTEREST ONLY CERTIFICATE


NUMBER                                    Notional Amount of the Interest Only
                                          Certificates as of the Closing Date:
                                                                  $[         ]
                                      Portion of the Notional Amount evidenced by this Interest Only Certificate:


                     SEE REVERSE FOR CERTAIN DEFINITIONS

THE SECURITIES REPRESENTED BY THIS INTEREST ONLY CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE /SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH THE TRUST AGREEMENT.

     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OR ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY.

THIS CERTIFICATE IS NOT ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH OF COMPONENT A-1, COMPONENT A-2, COMPONENT A-3 AND COMPONENT B REPRESENTED BY THIS CERTIFICATE IS A SEPARATE "REGULAR INTEREST" IN A "FINANCIAL ASSET SECURITIZATION INVESTMENT TRUST," AS THOSE TERMS ARE DEFINED IN SECTIONS 860L OF THE INTERNAL REVENUE CODE OF 1986.

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY __, 1998. ASSUMING THAT THE INSTALMENT SALES CONTRACTS AND LEASES PREPAY AT A CONSTANT RATE OF ____% PER ANNUM, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN
$                         OF OID PER $100,000 OF INITIAL AGGREGATE NOTIONAL
AMOUNT, THE YIELD TO MATURITY IS         % AND THE AMOUNT OF OID ATTRIBUTABLE TO
THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $                         PER
$100,000 OF AGGREGATE NOTIONAL AMOUNT, COMPUTED USING THE APPROXIMATE METHOD.
NO REPRESENTATION IS MADE

THAT THE INSTALMENT SALES CONTRACTS OR LEASES WILL PREPAY AT A RATE BASED ON THE CONSTANT PREPAYMENT RATE OR AT ANY OTHER RATE.]

                    CATERPILLAR FINANCIAL ASSET TRUST 1998-A

                 [   ]% INTEREST ONLY ASSET BACKED CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and finance leases secured by new and used machinery and certain monies due or received thereunder and sold to the Trust (as defined below) by Caterpillar Financial Funding Corporation.

(This Certificate does not represent an interest in or obligation of Caterpillar Financial Funding Corporation, Caterpillar Financial Services Corporation, Caterpillar Inc. or any of their respective affiliates, except to the extent described below.)

     THIS CERTIFIES THAT _______________________________________ is the
registered Holder of the portion of the Notional Amount specified on the face hereof in a nonassessable, fully-paid, undivided interest designated as the Interest Only Certificates in Caterpillar Financial Asset Trust 1998-A (the "Trust") formed by Caterpillar Financial Funding Corporation, a Nevada corporation (the "Seller").

     The Trust was created pursuant to an Amended and Restated Trust Agreement dated as of July 1, 1998 (the "Trust Agreement"), between the Seller and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of July 1, 1998 (the "Sale and Servicing Agreement"), among the Trust, the Seller and Caterpillar Financial Services Corporation, as servicer (the "Servicer"), as applicable.

     This Certificate is one of a duly authorized class of Certificates designated as "Interest Only Certificates" (herein called the "Interest Only Certificates") issued pursuant to the Trust Agreement. An Asset Backed Fixed-Rate Certificate and a Residual Certificate have also been issued pursuant to the Trust Agreement (together with the Interest Only Certificates, the "Certificates"). A Reserve Regular Interest and a YSA Regular Interest have also been issued pursuant to the Trust Agreement. Also issued under the Indenture dated as of July 1, 1998, between the Trust and The First National Bank of Chicago, as indenture trustee, are Notes designated as "Class A-1 5.6375% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 5.75% Asset Backed Notes" (the "Class A-2 Notes"), "Class A-3 5.85% Asset Backed Notes" (the "Class A-3 Notes") and "Class B 5.85% Asset Backed Notes" (the "Class B Notes"; together with the A-1 Notes, the A-2 Notes and the Class A-3 Notes, the "Notes"). This Interest Only Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Interest Only Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of retail installment sale contracts and finance leases secured by new and used equipment (the "Receivables"), all monies received on or after July 1, 1998 from payments on the Receivables, security interests in the equipment financed thereby and certain other cross-collateralized equipment, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title, and interest of the Seller in and to the Purchase Agreement dated as of July 1, 1998 between Caterpillar Financial Services Corporation and the Seller and all proceeds of the foregoing. The Holder of this Interest Only Certificate acknowledges and agrees that its rights to receive distributions in respect of this Interest Only Certificate are subordinated to the rights of the Noteholders and the Holders of the Fixed-Rate Certificates as described in the Sale and Servicing Agreement and the Indenture. Principal is not payable with respect to this Interest Only Certificate.

     Under the Trust Agreement, there will be distributed on the 25th day of each month or, if such day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on August 25, 1998 to the Person in whose name this Interest Only Certificate is registered at the close of business on the last calendar day of the month preceding the month in which such Distribution Date occurs (the "Record Date") the portion indicated on the face hereof of the aggregate amount to be distributed to the Interest Only Certificates on such Distribution Date.

     Notwithstanding any prior termination of the Trust Agreement, the Certificateholder, by its acceptance of this Interest Only Certificate, covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Trust, institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Interest Only Certificate, the Notes, the Trust Agreement or any of the Basic Documents.

     Distributions on this Interest Only Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Interest Only Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Interest Only Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Interest Only Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

     The Interest Only Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, Caterpillar Inc., the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Interest Only Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement and the Trust Agreement. The Interest Only Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement and the Trust Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the holders of the Notes evidencing a majority of the outstanding Notes.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Interest Only Certificate is registered as the Owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates, the Reserve Regular Interest and the YSA Regular Interest; PROVIDED, HOWEVER, such right of purchase is exercisable only on any Distribution Date on which the Pool Balance is 10% or less of the Initial Pool Balance.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Interest Only Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS INTEREST ONLY CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Interest Only Certificate to be duly executed.

                                             CATERPILLAR FINANCIAL ASSET TRUST
                                               1998-A,


                                             By: CHASE MANHATTAN BANK
                                                 DELAWARE, as Owner Trustee



Dated:                                       By:
                                                 ----------------------------
                                                 Name:
                                                 Title:


                           CERTIFICATE OF AUTHENTICATION

This is one of the Interest Only Certificates referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK,            or        CHASE MANHATTAN BANK
DELAWARE, as Owner Trustee                 DELAWARE, as Owner Trustee


                                           By  THE CHASE MANHATTAN
                                               BANK, as Authenticating Agent


By:                                        By:
  -----------------------------               -------------------------------
     Authorized Signatory                           Authorized Signatory

                                      EXHIBIT C

                             FORM OF RESIDUAL CERTIFICATE


NUMBER                                           Percentage Interest evidenced
                                                 by this Residual Certificate:
                                                                          100%


THE SECURITIES REPRESENTED BY THIS RESIDUAL CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH THE TRUST AGREEMENT.

     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OR ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY.

     THIS CERTIFICATE MAY NOT BE HELD OR TRANSFERRED EXCEPT IN WHOLE, AND MAY ONLY BE HELD BY OR TRANSFERRED TO AN ELIGIBLE HOLDER (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS AN "OWNERSHIP INTEREST" IN A "FINANCIAL ASSET SECURITIZATION TRUST" AS THOSE TERMS ARE DEFINED IN SECTIONS 860L OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER CERTIFICATE TO THE SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS AND, FOR SO LONG AS IT HOLDS THE RESIDUAL CERTIFICATE, SHALL REMAIN A DOMESTIC C CORPORATION OTHER THAN (I) A CORPORATION WHICH IS EXEMPT FROM, OR IS NOT SUBJECT TO, TAX UNDER CHAPTER 1 OF SUBTITLE A OF THE CODE, (II) AN ENTITY DESCRIBED IN CODE SECTION 851(A) OR CODE SECTION 856(A), (III) A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, AND (IV) AN ORGANIZATION TO WHICH PART I OF SUBCHAPTER T OF SUBTITLE A OF THE CODE APPLIES (SUCH DOMESTIC C CORPORATION, AN "ELIGIBLE HOLDER") (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE

CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A PERSON OTHER THAN AN ELIGIBLE HOLDER, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                      CATERPILLAR FINANCIAL ASSET TRUST 1998-A

                                 RESIDUAL CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and finance leases secured by new and used machinery and certain monies due or received thereunder and sold to the Trust (as defined below) by Caterpillar Financial Funding Corporation.

(This Certificate does not represent an interest in or obligation of Caterpillar Financial Funding Corporation, Caterpillar Financial Services Corporation, Caterpillar Inc. or any of their respective affiliates, except to the extent described below.)

     THIS CERTIFIES THAT CATERPILLAR FINANCIAL FUNDING CORPORATION is the registered Holder of percentage interest specified on the face hereof in a nonassessable, fully-paid, undivided interest designated as the Residual Certificate in Caterpillar Financial Asset Trust 1998-A (the "Trust") formed by Caterpillar Financial Funding Corporation, a Nevada corporation (the "Seller").

     The Trust was created pursuant to an Amended and Restated Trust Agreement dated as of July 1, 1998 (the "Trust Agreement"), between the Seller and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of July 1, 1998 (the "Sale and Servicing Agreement"), among the Trust, the Seller and Caterpillar Financial Services Corporation, as servicer (the "Servicer"), as applicable.

     This Residual Certificate is the duly authorized Residual Certificate referred to in the Trust Agreement. Asset-Backed Interest Only Certificates and an Asset-Backed Fixed-Rate Certificate have also been issued pursuant to the Trust Agreement (together with the Residual Certificate, the "Certificates"). A Reserve Regular Interest and a YSA Regular Interest have also been issued pursuant to the Trust Agreement. Also issued under the Indenture dated as of July 1, 1998, between the Trust and The First National Bank of Chicago, as indenture trustee, are Notes designated as "Class A-1 5.6375% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 5.75% Asset Backed Notes" (the "Class A-2 Notes"), "Class A-3 5.85% Asset Backed Notes" (the "Class A-3 Notes") and "Class B 5.85% Asset Backed Notes" (the "Class B Notes"; together with the A-1 Notes, the A-2 Notes and the Class A-3 Notes, the "Notes"). This Residual Certificate is issued under and is subject to the terms, provisions and conditions of the Trust

Agreement, to which Trust Agreement the Holder of this Residual Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
 The property of the Trust includes a pool of retail installment sale contracts and finance leases secured by new and used equipment (the "Receivables"), all monies received on or after July 1, 1998 from payments on the Receivables, security interests in the equipment financed thereby and certain other cross-collateralized equipment, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title, and interest of the Seller in and to the Purchase Agreement dated as of July 1, 1998 between Caterpillar Financial Services Corporation and the Seller and all proceeds of the foregoing. The Holder of this Residual Certificate acknowledges and agrees that its rights to receive distributions in respect of this Residual Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture and the rights of the holders of the Fixed-Rate Certificates and the Interest Only Certificates as described in the Sale and Servicing Agreement and the Trust Agreement.

     Under the Trust Agreement, there will be distributed on the 25th day of each month or, if such day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on August 25, 1998 to the Person in whose name this Residual Certificate is registered at the close of business on the last calendar day of the month preceding the month in which such Distribution Date occurs (the "Record Date") the amount to be distributed to such Certificateholder on such Distribution Date.

     Notwithstanding any prior termination of the Trust Agreement, the Certificateholder, by its acceptance of this Residual Certificate, covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Trust, institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Residual Certificate, the Notes, the Trust Agreement or any of the Basic Documents.

     Distributions on this Residual Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Residual Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Residual Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Residual Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

     The Residual Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, Caterpillar Inc., the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Residual Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement and the Trust Agreement. The Residual Certificate is limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement and the Trust Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the holders of the Notes evidencing a majority of the outstanding Notes.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Residual Certificate is registered as the Owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders, the Holder of the Reserve Regular Interest and the Holder of the YSA Regular Interest of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates, the Reserve Regular Interest and the YSA Regular Interest; PROVIDED, HOWEVER, such right of purchase is exercisable only on any Distribution Date on which the Pool Balance is 10% or less of the Initial Pool Balance.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Residual Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS RESIDUAL CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Residual Certificate to be duly executed.

                                             CATERPILLAR FINANCIAL ASSET TRUST
                                                1998-A,


                                             By: CHASE MANHATTAN BANK
                                             DELAWARE, as Owner Trustee


Dated:                                       By:
                                                ------------------------------
                                             Name:
                                             Title:


                      CERTIFICATE OF AUTHENTICATION

This is the Residual Certificate referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK,          or          CHASE MANHATTAN BANK
DELAWARE, as Owner Trustee                 DELAWARE, as Owner Trustee


                                           By   THE CHASE MANHATTAN
                                                BANK, as Authenticating Agent


By:                                        By:
   -------------------------                  -------------------------------
     Authorized Signatory                          Authorized Signatory

                                     EXHIBIT D

                              CERTIFICATE OF TRUST OF
                      CATERPILLAR FINANCIAL ASSET TRUST 1998-A

     THIS Certificate of Trust of CATERPILLAR FINANCIAL ASSET TRUST 1998-A (the "Trust"), dated July 1, 1998, is being duly executed and filed by Chase Manhattan Bank Delaware, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE, Section 3801 ET SEQ.).

     1. NAME. The name of the business trust formed hereby is CATERPILLAR FINANCIAL ASSET TRUST 1998-A.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Ninth Floor, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                  CHASE MANHATTAN BANK DELAWARE,
                                  not in its individual capacity but solely as Owner Trustee,


                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                      EXHIBIT E

                             [FORM OF INVESTMENT LETTER]



Chase Manhattan Bank Delaware
[address]

Caterpillar Financial Funding Corporation
[address]


     The undersigned hereby certifies on behalf of the Purchaser named below (the "Purchaser") as follows:

     1.   I_________________, am an authorized officer of the Purchaser.

     [2. I am familiar with the provisions of Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act").

               a. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A.

               b. The Purchaser is aware that the Issuer may rely on the exemption from the registration requirements of the 1933 Act provided by Rule 144A.

               c. The Purchaser acknowledges that the Purchaser has (i) received such information regarding the Issuer's [Certificates] [Reserve Regular Interest][YSA Regular Interest] (the "Interests") as the Purchaser may require pursuant to Rule 144A or (ii) the Purchaser has determined not to request such information.]


     [2. I am familiar with the provisions of Regulation D under the Securities Act of 1933 (the "1933 Act").

          a. The Purchaser is an "accredited investor" within the meaning of Rule 501 (a)(1), (2), (3), or (7) of Regulation D under the 1933 Act.

          b. In the normal course of the Purchaser's business the Purchaser invests in or purchases securities similar to the Interests, has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of its investment in the Interests.

          c. The Purchaser is capable of bearing the economic risks of an investment in the Interests.]

     3. The Purchaser is acquiring the Interests for its own account and/or the account of its affiliated entities for the purpose of investment or resale under Rule 144A or any other exemption from registration available under the 1933 Act and not with a view to the distribution thereof.

     4. The Purchaser understands that it is the expressed intent of the Issuer that the Interests are being issued only in transactions not involving any public offering within the meaning of the 1933 Act [and that the Certificates will bear a legend substantially as set forth in the form of the Certificate attached to the Trust Agreement].

     5. The Purchaser has no present intention of selling, negotiating or otherwise disposing of the Interests; PROVIDED HOWEVER, that it is understood that the disposition of the Purchaser's property shall at all times be and remain within its control and without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Interests in accordance with the Trust Agreement under a registration statement under the 1933 Act, or under the exemption from such registration available under the 1933 Act.

     6. The Purchaser is not (i) an employee benefit plan (as defined in Section 3(3) Employee Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code, (iii) any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity or (iv) any other Person who is directly or indirectly purchasing the Interests or an interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of, any such plan.

     7. [Not applicable for Interest Only or Residual Certificates] The Purchaser will not, as a result of its purchase or holding of the [Certificates][YSA Regular Interest][Reserve Regular Interest], own more than 49% of the outstanding [Certificate Balance of the Fixed-Rate Certificates] [Reserve Regular Interest Principal Balance][ YSA Regular Interest Principal Balance].

     8. The Purchaser acknowledges that transfer of an Interest can only be effected in accordance with the Trust Agreement.

     The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

Executed at __________, __________ this ________ day of ____________, 199_.



----------------------------------           ----------------------
Purchaser's Name and Title (Print)           Signature of Purchaser


----------------------------------

Address of Purchaser


--------------------------------------
Purchaser's Taxpayer Identification or
Social Security Number

                                      EXHIBIT F

                            FORM OF TRANSFER CERTIFICATE

                               ______________, 19__


Caterpillar Financial Funding Corporation
Greenview Plaza
2950 East Flamingo Road
Suite C-3B
Las Vegas, Nevada 89121

Chase Manhattan Bank Delaware
1201 Market Street
Wilmington, Delaware 19801

Attention:  Caterpillar Financial Asset Trust 1998-A

     RE:  RESIDUAL CERTIFICATE

Ladies and Gentlemen:

     _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") the Residual Certificate (the "Residual Certificate"), issued pursuant to the Trust Agreement (the "Agreement"), dated as of July 1, 1998 between the Seller and Chase Manhattan Bank Delaware as owner trustee under the Trust Agreement (the "Owner Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement or the other Basic Documents, as applicable. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller and the Owner Trustee that:

               1. The Purchaser is acquiring and will hold the Residual Certificate for its own account and as beneficial owner thereof, and not for the account of any other Person.

               2. The Purchaser shall account for its interest in the Residual Certificate for U.S. federal income tax purposes in a manner consistent with the FASIT Provisions and the provisions of the Basic Documents, and will cooperate with the Seller and Servicer with respect to such matters relating to the Basic Documents as to which the Purchaser's cooperation reasonably may be requested.

               3. For United States federal income tax purposes the Purchaser is and, for so long as it holds the Residual Certificate, shall remain a domestic C corporation other than (i) a corporation which is exempt from, or is not subject to, tax under chapter 1 of subtitle A of the Code, (ii) an entity described in Code section 851(a)
          or Code section 856(a), (iii) a real estate mortgage investment conduit, and (iv) an organization to which part I of subchapter T of subtitle A of the Code applies (such domestic C corporation, an "Eligible Holder").

               4. The Purchaser (a) has historically paid its debts as they have become due, (b) intends and believes that it will be able to continue to pay its debts as they become due in the future, (c) understands that as beneficial owner of the Residual Certificate it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate, and (d) intends to pay any taxes associated with holding the Residual Certificate as they become due. The Purchaser has no knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificate remains outstanding. No purpose of the Purchaser's acquisition of the Residual Certificate is or will be to impede the assessment or collection of any tax.

               5. The Purchaser will not transfer any interest in the Residual Certificate except in whole and only to a transferee that
          (i) is an Eligible Holder and (ii) has delivered to the Seller a letter in the form of this letter and, if requested by the Seller, an opinion of counsel (in form and substance satisfactory to the Seller) that the transfer will not cause the interest in such Residual Certificate to be held by other than an Eligible Holder. In connection with any such transfer, the Purchaser shall (i) certify to the Seller that no purpose relating to the transfer of the Residual Certificate is or will be to impede the assessment or collection of any tax and (ii) conduct a reasonable investigation of the financial condition of the prospective transferee of the sort described in Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, determine that the prospective transferee has historically paid its debts as they become due and has found no significant evidence to indicate that such prospective transferee will not continue to pay its debts as they become due in the future.

               6. The Purchaser hereby consents to any additional restrictions or arrangements (including by amendment to any Basic Document or otherwise) that the Seller shall deem necessary upon advice of counsel to ensure that the Residual Certificate will be owned by an Eligible Holder or that the Trust will qualify as a FASIT under the FASIT Provisions.

               7. The Purchaser's Taxpayer Identification Number is __________________________.

               8. Within 30 days after its acquisition of the Residual Certificate, the Purchaser shall prepare and file with the United States Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" or other appropriate form, if required, for the Trust.

          Under penalties of perjury, I declare that I am an officer of the Purchaser and I am duly authorized to act on behalf of the Purchaser, and to best of my knowledge and belief, the statements herein are true and complete.

                                            Very truly yours,



                                            By:
                                            Name:
                                            Title: